Exhibit 3.1

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

COREWEAVE, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

CoreWeave, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of the corporation is CoreWeave, Inc. (the “Corporation”), and the Corporation was originally incorporated pursuant to the General Corporation Law on September 6, 2018 under the name, “Atlantic Crypto Corporation”.

2. That the Board of Directors of the Corporation duly adopted resolutions proposing to amend and restate the Corporation’s Third Amended and Restated Certificate of Incorporation, as currently amended (the “Existing Certificate”), declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of this Corporation to solicit the consent of the stockholders therefor, which resolutions set forth the proposed Fourth Amended and Restated Certificate of Incorporation attached hereto as Exhibit A (the “Restated Certificate”).

3. That the Restated Certificate was approved by the holders of the requisite number of shares of capital stock of the Corporation in accordance with Section 228 of the General Corporation Law.

4. The Restated Certificate, which restates and integrates and further amends the provisions of the Corporation’s current Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

5. The Existing Certificate is hereby amended and restated in its entirety to read as set forth in the Restated Certificate.

IN WITNESS WHEREOF, this Fourth Amended and Restated Certificate of Incorporation has been executed by the undersigned duly authorized officer of the Corporation on this 16th day of May, 2024.

By:	/s/ Michael Intrator
Michael Intrator, Chief Executive Officer

EXHIBIT A

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

COREWEAVE, INC.

FIRST: The name of this corporation is CoreWeave, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 16192 Coastal Highway, in the City of Lewes, County of Sussex 19958. The name of its registered agent at such address is Harvard Business Services, Inc.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is (i) 34,534,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), of which there shall be two series of such class of Common Stock, 27,034,000 shares of which are hereby designated “Class A Common Stock”, and 7,500,000 shares of which are hereby designated “Class B Common Stock”, and (ii) 10,308,455 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”). The Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein. Pursuant to the Delaware General Corporation Law, 3,000,000 of the shares of the Preferred Stock of the Corporation are hereby designated “Series Seed Preferred Stock”; 1,209,134 of the shares of the Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock”; 3,998,938 of the shares of Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock”; 624,227 of the shares of Preferred Stock of the Corporation are hereby designated “Series B-1 Preferred Stock”; and 1,476,156 of the shares of Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock”. The Series B Preferred Stock and the Series B-1 Preferred Stock are referred to together as the “Combined Series B Preferred Stock” and the Series Seed Preferred Stock and Series A Preferred Stock are referred to together as the “Junior Preferred Stock”.

Contingent and effective immediately upon the filing of this Fourth Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware (the time of such filing, the “Effective Time”), without further action on the part of the Corporation or its stockholders: (a) each then-outstanding share of the Corporation’s existing Common Stock and any existing Common Stock held by the Corporation as treasury stock (collectively, “Existing Common Stock”) shall be reconstituted and reclassified as one fully paid and nonassessable share of Class A Common Stock; and (b) each Option and Convertible Security (each, as defined below) exercisable, convertible or exchangeable for shares of Existing Common Stock shall become exercisable, convertible or exchangeable for an equal number of shares of Class A Common Stock (collectively, the “Dual-Class Reclassification”).

Any stock certificate that, immediately prior to the Dual-Class Reclassification represented shares of Existing Common Stock shall, from and after the Dual-Class Reclassification, be deemed to represent the same number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Dual-Class Reclassification shall occur automatically whether or not the certificates representing affected shares of Existing Common Stock have been surrendered to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable as a result of the Dual-Class Reclassification unless the existing certificates evidencing the applicable shares of Existing Common Stock are either delivered to the Corporation, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed, and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. Common Stock.

Unless otherwise indicated, references to “Sections” in this Part A of this Article Fourth refer to sections of this Part A.

1. General. The voting, dividend and liquidation rights of the holders of the Class A Common Stock and Class B Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein. Except as otherwise provided in this Restated Certificate or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, bankruptcy, dissolution or winding up of the Corporation), share ratably and be identical in all respects as to all matters.

2. Voting. Except as otherwise provided in this Restated Certificate or required by law, each holder of shares of Class B Common Stock shall (a) initially be entitled to one (1) vote for each share of Class B Common Stock and (b) automatically, upon the Public Offering Date (as defined below), be entitled to ten (I 0) votes for each share of Class B Common Stock, in each case, held at all meetings of stockholders (and all written actions in lieu of meetings) and each holder of Class A Common Stock shall be entitled to one (I) vote for each share of Class A Common Stock held at all meetings of stockholders (and all written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate that relates solely to the terms of one (I) or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one (1) or more other such series, to vote thereon pursuant to this Restated Certificate or pursuant to the General Corporation Law. Unless required by law, there shall be no cumulative voting. Except as otherwise provided in this Restated Certificate or required by law, holders of Class A Common Stock and Class B Common Stock shall vote together as a single class. The number of authorized shares of Common Stock, or a class or series of Common Stock, may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one (1) or more series of Preferred Stock that may be required by the terms of this Restated Certificate) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law. For the avoidance of doubt, any stockholder of the Corporation shall be permitted to vote the shares of capital stock of the Corporation held by such stockholder differently as among such shares, whether or not such shares are of a given class or series of capital stock of the Corporation.

3. Conversion of Class B Common Stock.

3.1 Optional Conversion. Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into one fully paid and nonassessable share of Class A Common Stock. In order for a holder of Class B Common Stock to voluntarily convert shares of Class B Common Stock into shares of Class A Common Stock, such holder shall surrender the certificate or certificates for such shares of Class B Common Stock (or, if such registered holder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Class B Common Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent (a “Class B Contingency Event”). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or such holder’s attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice (or, if later, the date on which all Class B Contingency Events have occurred) shall be the time of conversion (the “Class B Conversion Time”), and the shares of Class A Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such time. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the conversion may, at the option of any holder tendering Class B Common Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Class A Common Stock upon conversion of the Class B Common Stock shall not be deemed to have converted such Class B Common Stock until immediately prior to the closing of such sale of securities. The Corporation shall, as soon as practicable after the applicable Class B Conversion Time, issue and deliver to such holder of Class B Common Stock, or to such holder’s nominee(s), a certificate or certificates for the number of full shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Class B Common Stock represented by the surrendered certificate that were not converted into Class A Common Stock. All shares of Class B Common Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the applicable Class B Conversion Time, except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor.

3.2 Automatic Conversion.

3.2.1 Each share of Class B Common Stock held by an Applicable Holder and all Permitted Affiliates of such Applicable Holder shall automatically, without further action by the Corporation or the holder thereof, be converted into one fully paid and nonassessable share of Class A Common Stock immediately prior to the close of business on the earliest to occur of the following with respect to such Applicable Holder (the earliest to occur of the events referred to in the following clauses (a)-(d), the “Specific Applicable Holder Conversion”):

(a) the date fixed by the Board of Directors of the Corporation (the “Board of Directors”), which date may be no more than sixty-one (61) days following the first day after 11:59 p.m. Pacific Time on the Public Offering Date that the number of Threshold Shares (as defined below) held by such Applicable Holder and his Permitted Affiliates is less than fifty percent (50%) of the number of Threshold Shares at 11:59 p.m. Pacific Time on the Public Offering Date; provided, that, following a divorce proceeding, domestic relations order or similar legal requirement with respect to a spouse of an Applicable Holder, the Threshold Shares shall be deemed to include Threshold Shares transferred prior to such proceeding, order or legal requirement to such spouse or a Permitted Trust of which such spouse was a trustee;

(b) the date fixed by the Board of Directors following the first time that such Applicable Holder is no longer providing services that occupy substantially all such Applicable Holder’s working time and business efforts to the Corporation as an officer, employee or consultant, as determined by the Board of Directors in its sole discretion (other than as a result of such Applicable Holder’s employment with the Corporation being terminated without Cause) (“Service Termination”), which date may be no more than sixty-one (61) days following such Service Termination;

(c) the date that such Applicable Holder’s employment with the Corporation is terminated for Cause (as defined below); and

(d) the date fixed by the Board of Directors after the date of the death or Disability (as defined below) of such Applicable Holder, which date may be no more than sixty-one (61) days following such Service Termination.

3.2.2 All shares of Class B Common Stock then outstanding shall automatically, without further action by the Corporation or the holder thereof, be converted into one fully paid and nonassessable share of Class A Common Stock immediately prior to the close of business on the earliest to occur of the following (the earliest to occur of the events referred to in the following clauses (a)-(c), together with the Specific Applicable Holder Conversion, the “Class B Automatic Conversion”):

(a) the date fixed by the Board of Directors that is no more than sixty-one (61) days following the seventh (7th) anniversary of the Public Offering Date;

(b) the date specified by the affirmative vote of the holders of Class B Common Stock representing not less than two-thirds (2/3) of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class; and

(c) the date fixed by the Board of Directors that is no more than sixty-one (61) days following the first time that there is a Service Termination with respect to Michael Intrator.

The Corporation shall provide notice of a Class B Automatic Conversion to record holders of all then-outstanding shares of Class B Common Stock subject to such Class B Automatic Conversion, as applicable, as soon as practicable following such Class B Automatic Conversion. Such notice shall be provided by any means then permitted by the General Corporation Law; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of a Class B Automatic Conversion. Upon and after a Class B Automatic Conversion, each record holder of then-outstanding shares of Class B Common Stock subject to such Class B Automatic Conversion, as applicable, immediately prior to such Class B Automatic Conversion, as applicable, shall be registered on the Corporation’s books as the record holder of the shares of Class A Common Stock issued upon such Class B Automatic Conversion without further action on the part of such record holder. Immediately upon the effectiveness of a Class B Automatic Conversion, as applicable, the rights of the holders of the shares of Class B Common Stock converted pursuant to such Class B Automatic Conversion, as applicable, shall cease, and the holders shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock into which such shares of Class B Common Stock were converted.

3.3 Conversion on Transfer. Each share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, be converted into one fully paid and nonassessable share of Class A Common Stock upon the occurrence of a Class B Transfer (as defined below), other than a Permitted Transfer (as defined below), of such share of Class B Common Stock. The person(s) entitled to shares of Class A Common Stock upon a Class B Transfer shall be treated for all purposes as the record holders of such shares of Class A Common Stock as of the date of such Class B Transfer.

3.4 Policies and Procedures. The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law, this Restated Certificate or the Bylaws of the Corporation (as may be amended, modified or restated, the “Bylaws”), relating to the conversion of shares of Class B Common Stock into shares of Class A Common Stock as it may deem necessary or advisable. If the Corporation has reason to believe that a Class B Transfer that is not a Permitted Transfer has occurred, the Corporation may request that the purported transferor furnish affidavits or other evidence to the Corporation as it reasonably deems necessary to determine whether a Class B Transfer that is not a Permitted Transfer has occurred, and if such transferor does not, within ten days after the date of such request, furnish sufficient (as reasonably determined by the Board of Directors (but not a committee thereof)) evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that such Class B Transfer was a Permitted Transfer, any such shares of Class B Common Stock included in such Class B Transfer, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock on a one-to-one basis, and such conversion shall thereupon be registered on the books and records of the Corporation. In connection with any action of stockholders taken at a meeting, the stock ledger of the Corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders and the classes of shares held by each such stockholder and the number of shares of each class held by such stockholder.

3.5 Definitions. As used in this Restated Certificate, the following terms shall have the meanings set forth below:

3.5.1 “Applicable Holders” shall mean each of Michael Intrator, Brannin McBee and Brian Venturo.

3.5.2 “Cause” shall mean: (a) such Applicable Holder willfully engages in conduct that is in bad faith and materially injurious to the Corporation, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (b) such Applicable Holder commits a material breach of any written agreement between such Applicable Holder and the Corporation that causes harm to the Corporation, which breach is not cured within thirty (30) days after receipt of written notice describing in detail such breach to such Applicable Holder from the Board of Directors; (c) such Applicable Holder willfully refuses to implement or follow a directive by the Board of Directors, directly related to a breach of such Applicable Holder’s duties, which breach is not cured within thirty (30) days after receipt of written notice describing in detail such breach to such Applicable Holder from the Board of Directors; (d) such Applicable Holder engages in material misfeasance or malfeasance demonstrated by a continued pattern of material failure to perform the essential job duties associated with such Applicable Holder’s position, which breach is not cured within thirty (30) days after receipt of written notice describing in detail such breach to such Applicable Holder from the Board of Directors; (e) such Applicable Holder’s conviction of, or plea of guilty or no contest to, a felony that results in, or would reasonably be expected to result in, a material loss, material reputational damage or other material harm to the Corporation, as determined in good faith by the Board of Directors (including a majority of the disinterested members of the Board of Directors).

3.5.3 “Class B Transfer” shall mean any direct or indirect sale, assignment, transfer, conveyance, pledge, mortgage, hypothecation, encumbrance or other transfer, disposition or encumbering of a share of Class B Common Stock, or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Class B Transfer”:

(a) the granting of a proxy to one or more officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(b) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock that (i) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (ii) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time and (iii) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(c) entering into a voting trust, agreement or arrangement (with or without granting a proxy) pursuant to a written agreement to which the Corporation is a party;

(d) the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control (as defined below) over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee (including the exercise of any proxy authority granted to such pledgee pursuant to such pledge) shall constitute a Class B Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer;

(e) the fact that the spouse of any holder of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a Class B Transfer of such shares of Class B Common Stock; provided, that any transfer of shares by any holder of shares of Class B Common Stock to such holder’s spouse, including a transfer in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a “Class B Transfer” of such shares of Class B Common Stock unless otherwise exempt from the definition of Class B Transfer;

(f) entering into a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with a broker or other nominee; provided, however, that a sale of such shares of Class B Common Stock pursuant to such plan shall constitute a “Class B Transfer” at the time of such sale; or

(g) entering into a support, voting, tender or similar agreement or arrangement (in each case, with or without the grant of a proxy) in connection with a voluntary or involuntary liquidation, bankruptcy, dissolution or winding up of the Corporation or any Deemed Liquidation Event (as defined below) (including, without limitation, tendering or voting shares of Class B Common Stock in connection with such a transaction, the consummation of such a transaction or the sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of shares of Class B Common Stock or any legal or beneficial interest in shares of Class B Common Stock in connection with such a transaction); provided, that any sale, tender, assignment, transfer, conveyance, hypothecation or other transfer or disposition of Class B Common Stock or any legal or economic interest therein pursuant to such a transaction, or any grant of a proxy over Class B Common Stock with respect to such a transaction without specific instructions as to how to vote such Class B Common Stock, in each case, will constitute a “Class B Transfer” of such Class B Common Stock unless such transaction was approved by the Board of Directors prior to the taking of such action.

A Class B Transfer shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by an entity that is a Permitted Entity, Permitted Foundation or Permitted IRA, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Entity, Permitted Foundation or Permitted IRA.

3.5.4 “Disability” or “Disabled” shall mean, with respect to an Applicable Holder, the permanent and total disability of such Applicable Holder such that such Applicable Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death within 12 months or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined by a licensed medical practitioner jointly selected by any one of the Independent Directors and such Applicable Holder. If such Applicable Holder is incapable of selecting a licensed physician, then such Applicable Holder’s spouse shall make the selection on behalf of such Applicable Holder, or in the absence or incapacity of such Applicable Holder’s spouse, such Applicable Holder’s adult children by majority vote shall make the selection on behalf of such Applicable Holder, or in the absence of adult children of such Applicable Holder or their inability to act by majority vote, a natural person then acting as the successor trustee of a revocable living trust which was created by such Applicable Holder and which holds more shares of all classes of capital stock of the Corporation than any other revocable living trust created by such Applicable Holder shall make the selection on behalf of such Applicable Holder, or in absence of any such successor trustee, the legal guardian or conservator of the estate of such Applicable Holder shall make the selection on behalf of the Applicable Holder.

3.5.5 “Family Member” shall mean with respect to an Applicable Holder, the spouse, domestic partner, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings of such Applicable Holder. Lineal descendants shall include adopted persons, but only so long as they are adopted while a minor.

3.5.6 “Independent Directors” shall mean the members of the Board of Directors designated as independent directors in accordance with (a) the requirements of any national stock exchange under which the Corporation’s equity securities are listed for trading that are generally applicable to companies with common equity securities listed thereon or (b) if the Corporation’s equity securities are not listed for trading on a national stock exchange, the requirements of the Nasdaq Stock Market generally applicable to companies with equity securities listed thereon.

3.5.7 “IPO” shall mean the Corporation’s first marketed underwritten public offering of Class A Common Stock under the Securities Act.

3.5.8 “Permitted Affiliate” shall mean a Permitted Entity, Permitted Foundation, Permitted IRA or Permitted Transferee.

3.5.9 “Permitted Entity” shall mean with respect to an Applicable Holder: (a) a Permitted Trust; or (b) any general partnership, limited partnership, limited liability company, corporation or other entity (i) directly or indirectly owned by or managed by such Applicable Holder, the spouse of such Applicable Holder and/or a Permitted Trust and (ii) for which such Applicable Holder, spouse of such Applicable Holder and/or Permitted Trust has Voting Control.

3.5.10 “Permitted Foundation” shall mean with respect to an Applicable Holder, a trust or private non-operating foundation that is tax-exempt under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), so long as (a) such Applicable Holder has dispositive power and Voting Control with respect to the shares of Class B Common Stock held by such trust or organization and (b) the Class B Transfer to such trust does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust or organization) to such Applicable Holder.

3.5.11 “Permitted IRA” shall mean an Individual Retirement Account, as defined in Section 408(a) of the Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which an Applicable Holder is a participant or beneficiary and which satisfies the requirements for qualification under Section 40I of the Code; provided, that in each case such Applicable Holder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust.

3.5.12 “Permitted Transfer” shall mean, and be restricted to, any Class B Transfer of a share of Class B Common Stock:

(a) by an Applicable Holder to (i) the spouse of such Applicable Holder; provided, that such Transfer shall cease to be, and shall not be deemed to be, a Permitted Transfer following a divorce proceeding, domestic relations order or similar legal requirement with respect to such spouse, (ii) any Permitted Entity of such Applicable Holder, (iii) any Permitted Foundation of such Applicable Holder or (iv) any Permitted IRA of such Applicable Holder; or

(b) by a Permitted Entity, Permitted Foundation or Permitted IRA of an Applicable Holder to (i) such Applicable Holder or (ii) any other Permitted Entity, Permitted Foundation or Permitted IRA of such Applicable Holder.

3.5.13 “Permitted Transferee” shall mean a transferee of shares of Class B Common Stock received in a Permitted Transfer.

3.5.14 “Permitted Trust” shall mean a bona fide trust where (a) an Applicable Holder or the spouse of such Applicable Holder is a trustee; or (b) the trustee is a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments (each, a “Third Party Trustee”), and (i) such Applicable Holder, the spouse of such applicable Holder or a Permitted Entity either is, or has the right to appoint, direct or replace, the investment advisor or special investment advisor to such trust, (ii) such Applicable Holder, the spouse of such Applicable Holder or a Permitted Entity has the right to substitute the shares of Class B Common Stock held by such trust with other assets, or (iii) such Applicable Holder, the spouse of such Applicable Holder or a Permitted Entity has Voting Control with respect to the shares of Class B Common Stock held in such Permitted Trust;

provided, that a Permitted Trust whose trustee is the spouse of an Applicable Holder shall cease to be, and shall not be deemed to be, a Permitted Trust following a divorce proceeding, domestic relations order or similar legal requirement with respect to such spouse; provided, further, that, in the event that the shares of Class B Common Stock then held by a Permitted Trust are affirmatively voted (but excluding abstentions and broker non-votes of such shares then held by such Permitted Trust) at any meeting of the stockholders of the Corporation differently than the affirmative vote of the shares of the Applicable Holder affiliated with such Permitted Trust (but excluding abstentions and broker non-votes of such shares by such Applicable Holder), a Class B Transfer shall be deemed to have occurred with respect to the shares of Class B Common Stock held by such Permitted Trust immediately following such vote.

3.5.15 “Public Offering Date” shall mean the date on which a registration statement filed under the Securities Act for the IPO (including a Qualified IPO) of Class A Common Stock is declared effective.

3.5.16 “Qualified IPO” has the meaning assigned to it in Subsection 5.1.1.

3.5.17 “Threshold Shares” shall mean, with respect to an Applicable Holder as of a particular time, the sum of (without duplication): (a) any shares of capital stock of the Corporation, including Class A Common Stock and Class B Common Stock, held by such Applicable Holder or his Permitted Affiliates as of such time; and (b) any shares of capital stock of the Corporation, including Class A Common Stock and Class B Common Stock, underlying any Options or Convertible Securities held by such Applicable Holder or his Permitted Affiliates as of such time, whether such securities are vested or unvested, earned or unearned, convertible into or exchangeable or exercisable as of such time or in the future.

3.5.18 “Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

3.5.19 “Voting Control” shall mean, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

3.6 Status of Converted Stock. In the event any shares of Class B Common Stock are converted into shares of Class A Common Stock pursuant to this Section 3, the shares of Class B Common Stock so converted shall be retired and cancelled and may not be reissued.

3.7 Effect of Conversion on Payment of Dividends. Notwithstanding anything to the contrary in Sections 3.1, 3.2 or 3.3, if the date on which any share of Class B Common Stock is converted into Class A Common Stock pursuant to the provisions of Subsection 3.1, 3.2 or 3.3 occurs after the record date for the determination of the holders of Class B Common Stock entitled to receive any dividend or distribution to be paid on the shares of Class B Common Stock, the holder of such shares of Class B Common Stock as of such record date will be entitled to receive such dividend or distribution on such payment date; provided, that, notwithstanding any other provision of this Restated Certificate, to the extent that any such dividend or distribution is payable in shares of Class B Common Stock, such shares of Class B Common Stock shall automatically be converted to Class A Common Stock, on a one-to-one basis.

3.8 Reservation. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting conversions of shares of Class B Common Stock into Class A Common Stock, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock. If at any time the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock, the Corporation shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, obtaining the requisite stockholder approval of any necessary amendment to this Restated Certificate. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable shares. The Corporation shall take all such action as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation.

3.9 Determinations by the Board. In case of an ambiguity in the application of any provision set forth in this Section 3 or in the meaning of any term or definition set forth in this Section 3, the Board of Directors (but not a committee thereof), shall have the power to determine, in its sole discretion, the application of any such provision or any such term or definition with respect to any situation based on the facts believed in good faith by it. A determination of the Board of Directors in accordance with the preceding sentence shall be conclusive and binding on the stockholders of the Corporation. Such determination shall be evidenced in a writing adopted by the Board of Directors, and such writing shall be made available for inspection by any holder of capital stock of the Corporation at the principal executive offices of the Corporation.

4. Amendments and Changes. In addition to any vote required by applicable law or the other provisions of this Restated Certificate, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the affirmative vote or written consent of the holders representing a majority of the then-outstanding shares of Class B Common Stock (voting separately as a single class), amend, alter, repeal or waive Article Fourth, Part A of this Restated Certificate.

B. Preferred Stock.

Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1. Dividends.

1.1 Series C Preferred Stock Dividends. From the date of the issuance of the applicable shares of Series C Preferred Stock until the consummation of an IPO in which the shares of Series C Preferred Stock convert into Class A Common Stock or the earlier of a Deemed Liquidation Event (as defined below), the consummation of the repurchase of the applicable shares of Series C Preferred Stock pursuant to the Series C Rights (as defined below) or the conversion of the applicable shares of Series C Preferred Stock into shares of Class A Common Stock at the option of the holder thereof in accordance with Subsection 4.1.1, dividends at the rate of 10% per annum (the “Dividend Rate”) shall accrue daily on the Accumulated Stated Value of the Series C Preferred Stock (the “Accrued Dividends”). Accrued Dividends shall be payable quarterly and, at the sole discretion of the Corporation, shall be declared and paid in cash in full for each such quarterly dividend period (the “Cash Dividend Payment”). If the Accrued Dividends shall not be declared and paid in cash for any quarterly dividend period, Accrued Dividends shall automatically accrete to the then Accumulated Stated Value of the Series C Preferred Stock on a compounding basis and be added to the then Accumulated Stated Value of the Series C Preferred Stock in an amount equal to the Accrued Dividends for such quarterly period (such Accrued Dividends, the “Compounded Dividends”). At least fifteen days prior to the end of each fiscal quarter, the Company shall notify each holder of Series C Preferred Stock in writing of its election to pay the Accrued Dividends for the following fiscal quarter as the Cash Dividend Payment or for such Accrued Dividends to accrete to the Accumulated Stated Value of the Series C Preferred Stock as Compounded Dividends, and the Corporation shall pay such Accrued Dividend for such fiscal quarter in accordance with such election, which such election shall be the same for all outstanding shares of Series C Preferred Stock. Dividends shall accrue on the Accumulated Stated Value of the Series C Preferred Stock from day to day, whether or not declared, and shall be cumulative. The holders of Series C Preferred Stock shall be entitled to receive Accrued Dividends prior and in preference to any declaration or payment of any other dividend. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Restated Certificate) the holders of Series C Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C Preferred Stock in an amount at least equal to (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of the Series C Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of such Series C Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series C Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the applicable Accumulated Stated Value (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one (I) class or series of capital stock of the Corporation, the dividend payable to the holders of such Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend. For purposes hereof, “Accumulated Stated Value” shall mean the Original Issue Price of the Series C Preferred Stock as increased by the Compounded Dividends pursuant to this Subsection 1.1 (but excluding, for the avoidance of doubt, any and all Cash Dividend Payments).

1.2 Series B Preferred Stock and Junior Preferred Stock Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock or Series C Preferred Stock as set forth Subsection 1.1) unless (in addition to the obtaining of any consents required elsewhere in this Restated Certificate) (a) the holders of Series C Preferred Stock have received the amounts set forth in Subsection 1.1 and (b) the holders of Series B Preferred Stock and each series of Junior Preferred Stock (as defined below) then outstanding receive, or simultaneously receive, on a pari passu basis, a dividend on each such outstanding share of such Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Preferred Stock as would equal the product of (A) dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of such Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of such Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the applicable Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one (1) class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend. The “Original Issue Price” shall mean, for the Series Seed Preferred Stock, $1.0000 per share; for the Series A Preferred Stock, $2.3333 per share; for the Series B Preferred Stock, $111.52961 per share; for the Series B-1 Preferred Stock, $8.02019 per share; and for the Series C Preferred Stock, $779.05000 per share, in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Payments to Holders of Preferred Stock.

2.1.1 Preferential Payments to Holders of Series C Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event (as defined below), the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, before any payment shall be made to the holders of Combined Series B Preferred Stock, Junior Preferred Stock or Common Stock by reason of their ownership thereof, on a pari passu basis, an amount per share equal to the greater of (a) one (1) times the Accumulated Stated Value plus any Accrued Dividends that the Corporation has designated as Compounded Dividends, or the Corporation has not yet designated as Compounded Dividends or Cash Dividends, for such fiscal quarter but that have not yet been paid or added to the Accumulated Stated Value as Compounded Dividends (and excluding any and all Cash Dividend Payments), or (b) such amount per share as would have been payable had all shares of Series C Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series C Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.1, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.1.2 Preferential Payments to Holders of Combined Series B Preferred Stock. After the payment in full of all Series C Liquidation Amount required to be paid to the holders of shares of Series C Preferred Stock as provided in Subsection 2.1.1, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Combined Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event (as defined below), the holders of shares of Combined Series B Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, before any payment shall be made to the holders of Junior Preferred Stock or Common Stock by reason of their ownership thereof, on a pari passu basis, an amount per share equal to the greater of (a) one (1) times the applicable Original Issue Price, plus any dividends declared but unpaid thereon, or (b) such amount per share as would have been payable had all shares of Combined Series B Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series B Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Combined Series B Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.2, the holders of shares of Combined Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.1.3 Payments to Holders of Junior Preferred Stock. After payment in full of the Series C Liquidation Amount as provided in Subsection 2.1.1 and the Series B Liquidation Amount as provided in Subsection 2.1.2, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Junior Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event (as defined below), the holders of shares of Junior Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, on a pari passu basis, an amount per share equal to the greater of (a) one (1) times the applicable Original Issue Price, plus any dividends declared but unpaid thereon, or (b) such amount per share as would have been payable had all shares of Junior Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Junior Preferred Liquidation Amount”, and together with the Series C Liquidation Amount and the Series B Liquidation Amount, the “Liquidation Amounts”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Junior Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.3, the holders of shares of Junior Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2 Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of all Liquidation Amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Preferred Stock pursuant to Subsection 2.1, or the remaining Available Proceeds (as defined below), as the case may be, shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.3 Deemed Liquidation Events.

2.3.1 Definition. As used in this Restated Certificate, (i) “Requisite Holders” shall mean (x) the holders of a majority of the outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis, and (y) the holders of a majority of the outstanding shares of Series Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock, voting together as a single class on an as-converted basis, which must include the holders of at least twenty percent (20%) of the then-outstanding shares of Series B Preferred Stock, voting as a separate class, (ii) “Series B Majority” shall mean the holders of a majority of the then-outstanding shares of Series B Preferred Stock, voting as a separate class, and (iii) “Series C Majority” shall mean holders of at least ninety percent (90%) of the then-outstanding shares of Series C Preferred Stock, voting as a separate class. Each of the following events shall be considered a “Deemed Liquidation Event” unless the Requisite Holders, the Series B Majority and Series C Majority elect otherwise by written notice sent to the Corporation at least ten (10) days prior to the effective date of any such event:

(a) a merger or consolidation in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (A) the surviving or resulting entity; or (B) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting entity; provided, however, that, for the purpose of this Subsection 2.3.1, all shares of Common Stock that are issuable upon conversion or exercise of Options that are outstanding as of immediately prior to such merger or consolidation, or upon conversion or exercise of Convertible Securities that are outstanding as of immediately prior to such merger or consolidation, shall be deemed to be outstanding as of immediately prior to such merger or consolidation and, if applicable, deemed to be converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged, in each case solely if and to the extent that such Options or Convertible Securities are not cancelled in such merger or consolidation without the right to receive consideration in connection therewith as if such Options or Convertible Securities were exercised or converted for such shares of Common Stock;

(b) (i) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets, business, technology or intellectual property of the Corporation and its subsidiaries taken as a whole, or (ii) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation;

(c) (i) the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation, or (ii) the commencement of any proceeding relating to the liquidation, bankruptcy, or dissolution of the Corporation.

2.3.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be paid to the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause; (ii) the holders of shares of Preferred Stock shall have the right to require the redemption of such shares of Preferred Stock, and (iii) if the holders of a majority of the then outstanding shares of Preferred Stock so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the applicable Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.3.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event. The value of such property, rights or securities shall be determined in good faith by the Board of Directors, including the approval of the Series B Director (if then in office).

2.3.4 Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 2.3.4, consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Class A Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Fractional votes shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred stock held by each holder could be converted) will be rounded to the nearest whole number (with one-half being rounded upward). Except as provided by law or by the other provisions of this Restated Certificate, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Class A Common Stock basis, and shall be entitled, notwithstanding any provision of this Restated Certificate, to notice of any stockholder meeting in accordance with the Bylaws of the Corporation. The Junior Preferred Stock shall vote together as a single class on an as-converted basis. For the avoidance of doubt, any stockholder of the Corporation shall be permitted to vote the shares of capital stock of the Corporation held by such stockholder differently as among such shares, whether or not such shares are of a given class or series of capital stock of the Corporation.

3.2 Election of Directors. The holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series B Director”), and the holders of record of the shares of Common Stock, exclusively and with the Class A Common Stock and Class B Common Stock voting together as a separate class based upon the voting power of the respective class of Common Stock, shall be entitled to elect four (4) directors of the Corporation. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series B Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series B Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock, but excluding the Series C Preferred Stock), exclusively and voting together as a single class on an as-converted to Class A Common Stock basis, shall be entitled to elect the balance of the total number of directors of the Corporation (the “Remaining Directors”) based upon the voting power of the respective class of Common Stock as of the applicable measurement time; provided, however, for administrative convenience, any Remaining Director may also be appointed by the Board of Directors in connection with the approval of the initial issuance of Series C Preferred Stock without a separate action by the holders of voting stock of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the voting power of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2. The rights of the holders of the Series B Preferred Stock under the first sentence of this Subsection 3.2 shall terminate on the first date following the Original Issue Date (as defined below) on which there are issued and outstanding fewer than 248,812 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series B Preferred Stock).

3.3 Protective Provisions.

3.3.1 Preferred Stock Protective Provisions. So long as at least 1,876,570 shares of Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of the Requisite Holders given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be ultra vires, null and void ab initio, and of no force or effect.

(a) liquidate, dissolve or wind-up the business and affairs of the Corporation or effect any Deemed Liquidation Event;

(b) increase the authorized number of shares of any series of Preferred Stock or of Common Stock, or create a new class or series of capital stock or other equity securities of the Corporation;

(c) create, or authorize the creation of, or issue, or authorize the issuance of any debt security or create any lien or security interest (except for purchase money liens, statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar liens arising or incurred in the ordinary course of business) or incur other indebtedness for borrowed money, or permit any subsidiary to take any such action with respect to any debt security lien, security interest or other indebtedness for borrowed money, including without limitations obligations and contingent obligations under guarantees of indebtedness for borrowed money (collectively, “Indebtedness”), in each case where the amount involved is in excess of $100,000,000, other than purchase money indebtedness, equipment leases and trade payables incurred in the ordinary course, unless such Indebtedness has received the prior approval of the Board of Directors;

(d) create, or hold capital stock in, any direct or indirect subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or permit any direct or indirect subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of capital stock which results in such subsidiary not being wholly owned (either directory or through one or more other subsidiaries), or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (whether in a single transaction, a series of related transactions or otherwise) of all or substantially all of the assets of such subsidiary, unless (i) the corporate documentation and agreements between the Corporation and any such entity provide that any proceeds or consideration received or held by such entity (and any assets that may be distributed by such entity to its equity holders) shall be distributed to the Corporation in connection with any liquidation, dissolution or winding-up of the affairs of such entity or any transaction involving such entity of the nature described as a Deemed Liquidation Event (pro rata with any other equity holders), and (ii) there are no other stockholders, members or equity holders (or affiliates thereof) in such entity that are stockholders, members or equity holders of the Corporation (or affiliates of any of the foregoing);

(e) adopt, amend, terminate or repeal any equity (or equity-linked) compensation plan; or

(f) increase or decrease the authorized number of directors constituting the Board of Directors or change the number of votes entitled to be cast by any director or directors on any matter.

3.3.2 Series B Preferred Stock Protective Provisions. So long as at least 248,812 shares of Series B Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of the Series B Majority given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

(a) liquidate, dissolve or wind-up the business and affairs of the Corporation or effect any Deemed Liquidation Event, provided that the consent or affirmative vote of the Series B Majority shall not be required pursuant to this clause for any such event where the proceeds per share actually paid to the holders of Series B Preferred Stock on account of such Series B Preferred Stock at the closing of such event is composed solely of cash and/or freely tradeable securities having a fair market value per share of at least 1.25 times the Original Issue Price of the Series B Preferred Stock;

(b) amend, alter or repeal any provision of this Restated Certificate or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock which, for the avoidance of doubt, shall include and be deemed to include any amendment, alteration or repeal of any provision that would alter any rights of the Class B Common Stock set forth in this Restated Certificate;

(c) create, or authorize the creation of, or issue or obligate itself to issue shares of, any capital stock, including for the avoidance of doubt any shares of Series B Preferred Stock or any security or other instrument that is directly or indirectly convertible into, or exchangeable for, Series B Preferred Stock (collectively, a “Series B Instrument”), or any security that is convertible into or exercisable for capital stock, unless (A) such capital stock ranks junior to the Combined Series B Preferred Stock with respect to its rights, preferences and privileges, or (B) other than with respect to shares of Combined Series B Preferred Stock or any Series B Instrument such action is approved in writing by at least five of the seven members of the Board of Directors (the “Supermajority Board”);

(d) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation prior to the Series B Preferred Stock other than (i) redemptions of Preferred Stock as expressly authorized herein, (ii) repurchases of stock from current or former employees, officers, directors, consultants or other persons who perform or performed services for the Corporation or any subsidiary, in each case in connection with (A) the cessation of such employment or service at a price that is (x) no greater than the lower of the original purchase price or the then-current fair market value thereof or (y) up to the then-current fair market value thereof, if approved by the Board of Directors, including the approval of the Series B Director, or (B) the Company’s exercise of a right of first refusal, if approved by the Board of Directors, including the approval of the Series B Director, (iii) redemptions of the promissory notes held by Lead Investor or its affiliates on the date of filing of this Restated Certificate and issued pursuant to those certain Note Issuance Agreements dated as of October 19, 2021 and October 17, 2022 among the Corporation, the Lead Investor and U.S. Bank Trust Company, National Association, pursuant to the terms thereof, (iv) the redemption of up to 250,000 shares of Series Seed Preferred Stock; provided, that such redemption is approved by the Supermajority Board, (v) the redemption of up to 326,206 shares of Common Stock; provided, that such redemption is approved by the Supermajority Board and (vi) the Series C Rights (as defined in that Put Option Agreement, dated on or about the date hereof, by and among the Corporation and the holders of Series C Preferred Stock party thereto) (the “Put Option Agreement”);

(e) pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation prior to the Series B Preferred Stock other than (i) dividends or distributions on Preferred Stock as expressly authorized herein, including the Accrued Dividends, and (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock;

(f) increase the authorized number of shares of Combined Series B Preferred Stock;

(g) amend or waive any of the terms of Subsection 4, as they relate to the Combined Series B Preferred Stock or that would result in no adjustment being made to the Conversion Price applicable to the Series B Preferred Stock in connection with an event or series of events if such event or series of events would result in an adjustment to the Conversion Price applicable to the Series B Preferred Stock absent such amendment or waiver;

(h) convert the Series B Preferred Stock into Common Stock other than pursuant to a Qualified IPO (as defined below);

(i) amend or waive the application of Subsection 2.1.2 in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, or otherwise waive, amend, impair or eliminate the liquidation preference of the Series B Preferred Stock; or

(j) amend or waive observance of any provision of this Subsection 3.3.2.

3.3.3 Series C Preferred Stock Protective Provisions. So long as at least 20% shares of Series C Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of the Series C Majority, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be ultra vires, null and void ab initio, and of no force or effect:

(a) increase the authorized number of shares of Series C Preferred Stock;

(b) amend, alter or repeal any provision of this Restated Certificate or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series C Preferred Stock differently from all other series of Preferred Stock, which, for the avoidance of doubt, shall include and be deemed to include any amendment, alteration or repeal of any provision that would alter any rights of the Class B Common Stock set forth in this Restated Certificate;

(c) create, issue or reclassify shares of any capital stock, unless (i) such capital stock ranks junior or pari passu to the Series C Preferred Stock with respect to its rights, preferences and privileges with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or (ii) such shares of capital stock are so created, issued or reclassified at a fully diluted pre-money valuation of at least $22,500,000,000;

(d) enter into (or permit any subsidiary to enter into) any debt facility or similar agreements (whether existing on the date hereof or entered into subsequent to the date hereof, and in each case including any refinancings thereof, but excepting (1) that certain Credit Agreement as of July 30, 2023 among CoreWeave Compute Acquisition Co II, LLC, as borrower, the lenders party thereto from time to time and U.S. Bank National Association, as depository bank and U.S. Bank Trust Company, National Association as administrative agent and collateral agent and that certain Credit Agreement as of May 2024 among CoreWeave Compute Acquisition Co. IV, LLC, as borrower, the lenders party thereto and a depository bank and an administrative agent and collateral agent (together, the “Specified Debt Facilities”) prior to the earlier of (i) with respect to the amounts owed to the Coatue Investors (as defined in the Investor Rights Agreement (as defined below)) under the Put Option Agreement, the maturity date of the Specified Debt Facilities as of the date hereof and (ii) the repayment in full of such Specified Debt Facilities and (2) any such facility or agreement consisting of indebtedness incurred in the ordinary course of business with respect to (A) capital lease programs and equipment and vendor financing arrangements, (B) seller financing consisting of indebtedness incurred in connection with acquisitions in favor of the sellers of such assets; provided, that the principal amount of such seller financing is not greater than the purchase price of such assets acquired, (C) cash management or treasury arrangements, (D) interest rate hedging or swap arrangements and (E) bilateral letter of credit arrangements), unless an express exception to any covenant contained therein which governs restricted payments that may be made from time to time by the Corporation or any of its subsidiaries, which exception expressly permits the Corporation and its subsidiaries to make or pay a dividend to satisfy the Series C Rights in accordance with the Put Option Agreement (the “RP Exception”); provided, that such RP Exception shall not require such payment or dividend (a) in the event that (i) a default then-exists or (ii) would result from the making of any such dividend or restricted payment under any such debt facilities or agreements or (b) except with respect to the Specified Debt Facilities, to the extent the aggregate amount of such dividends or restricted payments exceed an amount equal to the gross proceeds received by the Corporation from any equity offerings from and after the IPO, if any, plus the amount of the Corporation’s retained earnings; and

(e) amend or waive the observance of any provision of this Subsection 3.3.3.

4. Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratio. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing: (a) in the case of the Preferred Stock (other than Series C Preferred Stock) the applicable Original Issue Price and (b) in the case of Series C Preferred Stock, the Accumulated Stated Value plus any Accrued Dividends that the Corporation has designated as Compounded Dividends, or the Corporation has not yet designated as Compounded Dividends or Cash Dividends, for such fiscal quarter but that have not yet been paid or added to the Accumulated Stated Value as Compounded Dividends (and excluding any and all Cash Dividend Payments that have previously been made), in each case, by the applicable Conversion Price (as defined below) in effect at the time of conversion. The “Conversion Price” shall initially be equal to the applicable Original Issue Price. Such initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided below.

4.1.2 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock; provided that the foregoing termination of Conversion Rights shall not affect the amount(s) otherwise paid or payable in accordance with Subsection 2.1 to holders of Preferred Stock pursuant to such liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event.

4.2 Fractional Shares. No fractional shares of Class A Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the number of shares of Class A Common Stock to be issued upon conversion of the Preferred Stock shall be rounded to the nearest whole share.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Class A Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Class A Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Class A Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate or certificates for the number of full shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof and may, if applicable and upon written request, issue and deliver a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Class A Common Stock and (ii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Class A Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Class A Common Stock at such adjusted Conversion Price.

4.3.3 Effect of Conversion. All shares of Preferred Stock that have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Class A Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Class A Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Class A Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the date the first share of Series C Preferred Stock was issued by the Corporation (the “Original Issue Date”), other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	as to any series of Preferred Stock, shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on such series of Preferred Stock;

(ii)

shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)

shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Supermajority Board;

(iv)

shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities or Class B Common Stock, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v)

shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Supermajority Board;

(vi)

shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Supermajority Board;

(vii)

shares of Common Stock, Options or Convertible Securities issued pursuant to that certain Note Purchase Agreement made as of October 17, 2022 by and among the Corporation and the lenders named on the Schedule of Lenders attached thereto, in each of the foregoing cases as amended from time to time;

(viii)

shares of Common Stock, Options or Convertible Securities issued pursuant to that certain Series C Preferred Stock Purchase Agreement dated on or about the Original Issue Date by and among the Corporation and the investors listed on Exhibit A attached thereto (excluding, for the avoidance of doubt, any additional shares authorized to be issued pursuant to amendments to such agreement following the Original Issue Date);

(ix)

shares of Common Stock, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Supermajority Board;

(x)

shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Supermajority Board;

(xi)

shares of Class A Common Stock issued in an IPO; or (xii) shares of Class B Common Stock issued to the Applicable Holders or Permitted Affiliates of Applicable Holders in exchange for shares of Class A Common Stock or shares of Class B Common Stock issued to an Applicable Holder or Permitted Affiliates of Applicable Holders in exchange of Options or Convertible Securities exercisable or convertible into shares of Class A Common Stock, in each case, pursuant to any agreement or other arrangement approved by the Board of Directors.

(b) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(c) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

4.4.2 No Adjustment of Conversion Price. No adjustment in the Conversion Price applicable to a series of Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the majority of such series of Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock; provided, however, that any amendment or waiver of an adjustment to the Conversion Price to the Series B Preferred Stock shall require the consent of the Series B Majority, and any amendment or waiver of an adjustment to the Conversion Price to the Series C Preferred Stock shall require the consent of the Series C Majority.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (ii) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (A) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (B) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (ii) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Subsection 4.4.4, the Conversion Price shall be readjusted to such Conversion Price as would have been obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or deemed issuance for a series of Preferred Stock, then the Conversion Price applicable to such series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the formula set forth below:

CP2 = CP2* (A+B) ÷ (A+C)

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock

(b) “CP1” shall mean the Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)

insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors, including the approval of the Series B Director (if then in office); and

(iii)

in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors, including the approval of the Series B Director (if then in office).

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)

The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)

the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Class A Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Class A Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Class A Common Stock outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Class A Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Class A Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Class A Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Class A Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding Preferred Stock had been converted into Class A Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the prov1s1ons of this Restated Certificate, including Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger (but excluding any Deemed Liquidation Event) involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6, or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Class A Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Class A Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors, including the approval of the Series B Director (if then in office)) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the effected series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than ten (I 0) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (a) the Conversion Price then in effect, and (b) the number of shares of Class A Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Stock.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least ten (I 0) days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $139.41201 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $125,000,000 of proceeds, net of the underwriting discount and commissions, to the Corporation and in connection with such offering the Common Stock is listed for trading on the Nasdaq Stock Market’s National Market, the New York Stock Exchange or another exchange or marketplace approved by the Board of Directors (a “Qualified IPO”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to Subsection 4.1.1. and (ii) such shares may not be reissued by the Corporation; provided, however, that in no event shall the Series B Preferred Stock be converted pursuant to clause (b) of this Subsection 5.I without the prior written consent of the Series B Majority; provided, further, that in no event shall the Series C Preferred Stock be converted pursuant to clause (b) of this Subsection 5.1 in connection with a Deemed Liquidation Event in which the holders of Series C Preferred Stock receive an amount per share less than the Accumulated Stated Value (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), without the prior written consent of the Series C Majority.

5.2 Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Class A Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the

Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate or certificates for the number of full shares of Class A Common Stock issuable on such conversion in accordance with the provisions hereof and (b) pay any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6. Redemption. The Preferred Stock is not redeemable at the sole discretion of the holders thereof, the Requisite Holders, or otherwise, except as provided in Subsection 2.3.2(b) of Article Fourth hereof.

7. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed, converted or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption, conversion or acquisition.

8. Waiver. Except as otherwise set forth herein, (a) any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived only by the affirmative written consent or vote of the Requisite Holders, and any such waiver shall apply to each holder of Preferred Stock with respect to all shares of Preferred Stock held thereby, and (b) at any time more than one (1) series of Preferred Stock is issued and outstanding, any of the rights, powers, preferences and other terms of any series of Preferred Stock set forth herein may be waived only by the affirmative written consent or vote of the holders of a majority of the shares of such series of Preferred Stock then outstanding, and any such waiver shall apply to each holder of such series of Preferred Stock with respect to all shares of such series of Preferred Stock held thereby; provided, however, that (i) any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived only by the affirmative written consent or vote of the Series B Majority, and any such waiver shall apply to each holder of Series B Preferred Stock with respect to all shares of Series B Preferred Stock held thereby, and (ii) any of the rights, powers, preferences and other terms of the Series C Preferred Stock set forth herein may be waived only by the affirmative written consent or vote of the Series C Majority, and any such waiver shall apply to each holder of Series C Preferred Stock with respect to all shares of Series C Preferred Stock held thereby.

9. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

10. Preemptive Rights. No stockholder of the Corporation has a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and the stockholder.

11. Intended Tax Treatment. It is intended for U.S. federal and applicable state and local income tax purposes that: (i) accrued dividends on the Series C Preferred Stock shall not be treated as distributions for purposes of Section 30I of the Code, unless and until the applicable dividends are declared by the Board of Directors and paid in accordance with the terms of the Restated Certificate or as required as a result of any “disproportionate distribution” within the meaning of Section 305(b)(2) of the Code and Treasury Regulations Section 1.305-3 resulting from securities issued after the date hereof, (ii) the Series C Preferred Stock shall be treated as stock that is not “preferred stock” within the meaning of Section 305 of the Code and Treasury Regulations Section 1.305-5, and (iii) the conversion of the Series C Preferred Stock to Common Stock in accordance with the terms of the Restated Certificate shall be treated as a tax-deferred recapitalization under Section 368(a)(l )(E) of the Code and such conversion shall not result in a constructive distribution on account of accrued dividends under Treasury Regulations Section 1.305-7(c) (clauses (i) through (iii), the “Intended Tax Treatment”). The Corporation will, and will use commercially reasonable efforts to cause any paying agent or other agent of the Corporation to, report consistently with, and take no reporting positions or actions inconsistent with (including on any IRS Form I 099 or any other information return) the Intended Tax Treatment (including by way of withholding) unless otherwise required by a change in applicable law.

12. Incorporation by Reference. With respect to the shares of Preferred Stock held by the holders thereof, the Corporation incorporates by reference Sections 5.1 and 5.9 of that certain Third Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”), dated on or around the Original Issue Date (the “Incorporated Sections”). Such incorporation by reference shall apply for so long as the applicable Incorporated Sections are in effect or until such time as it is no longer required under the General Corporation Law. For the avoidance of doubt, for purposes of the Incorporated Sections, references therein to “director” shall also be deemed to refer to such other person or persons, if any, who, pursuant to a provision of this Restated Certificate, in accordance with § 14l(a) of the General Corporation Law, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by the General Corporation Law.

FIFTH: Subject to any additional vote required by this Restated Certificate or Bylaws of the Corporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by this Restated Certificate, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. Each director shall be entitled to one vote on each matter presented to the Board of Directors.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not (a) adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification or (b) increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

ELEVENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, the persons referred to in clauses (i) and (ii) are “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation while such Covered Person is performing services in such capacity. Any repeal or modification of this Article Eleventh will only be prospective and will not affect the rights under this Article Eleventh in effect at the time of the occurrence of any actions or omissions to act giving rise to liability. Notwithstanding anything to the contrary contained elsewhere in this Restated Certificate, the affirmative vote of the Requisite Holders will be required to amend or repeal, or to adopt any provisions inconsistent with this Article Eleventh.

TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the General Corporation Law, this Restated Certificate or the Bylaws of the Corporation or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article Twelfth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Twelfth (including, without limitation, each portion of any sentence of this Article Twelfth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

THIRTEENTH: For purposes of Section 500 of the California Corporations Code (to the extent applicable), in connection with any repurchase of shares of Common Stock permitted under this Restated Certificate from employees, officers, directors or consultants of the Corporation in connection with a termination of employment or services pursuant to agreements or arrangements approved by the Board of Directors (in addition to any other consent required under this Restated Certificate), such repurchase may be made without regard to any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined in Section 500 of the California Corporations Code). Accordingly, for purposes of making any calculation under California Corporations Code Section 500 in connection with such repurchase, the amount of any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined therein) shall be deemed to be zero (0).

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